Exhibit 99.1

FOR IMMEDIATE RELEASE

TIPTREE FINANCIAL INC. REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

•
Tiptree Financial Inc. GAAP net loss of $4.6 million for the third quarter and GAAP net income of $9.4 million for the first nine months of 2015, representing its 81% ownership of Tiptree Operating Company, LLC, which had GAAP net loss of $6.4 million for the third quarter and GAAP net income of $11.4 million for the first nine months of 2015.

•	Tiptree Operating Company, LLC total Adjusted EBITDA of $4.9 million for the third quarter and $50.0 million for the first nine months of 2015.

•	Tiptree Operating Company, LLC Adjusted EBITDA for continuing operations of $4.9 million for the third quarter and $16.8 million for the first nine months of 2015.

•	Declared dividend of $0.025 per share to Class A stockholders of record on November 23, 2015 with a payment date of November 30, 2015.

•	GAAP book value of $9.12 per Class A common share and $9.24 per share of Tiptree Operating Company, LLC as of September 30, 2015.

New York, New York - November 13, 2015 - Tiptree Financial Inc. (NASDAQ:TIPT) (“Tiptree Financial”), a diversified holding company which operates in the insurance and insurance services, specialty finance, asset management and real estate industries, today announced its financial results for the quarter and nine months ended September 30, 2015. Tiptree Financial operates its business through Tiptree Operating Company, LLC (“Tiptree” or the “Company”), which is currently owned 81% by Tiptree Financial and 19% by Tiptree Financial Partners, L.P. (“TFP”). This release reports both the results of Tiptree and the results available to Tiptree Financial’s Class A stockholders.

Third Quarter 2015 Highlights

•	Fortegra Financial Corporation contributed $10.1 million in pre-tax earnings to consolidated results for the third quarter and $20.4 million for the first nine months of 2015.

•
Completed the acquisition of Reliance First Capital, LLC (“Reliance”), a retail mortgage originator operating in 32 states with fulfillment operations conducted through several call centers and Reliance’s corporate headquarters.

•	Invested $40 million to Telos 2015-7, Ltd. (“Telos 7”) which entered into a warehouse credit facility in anticipation of launching a new CLO.

•
Grew its principal investments in pools of non-performing residential mortgage loans securing single family properties (“NPLs”) with an additional investment of $20.9 million, bringing the Company’s total investment in NPLs at the end of the third quarter to $30.6 million.

•	Commenced a stock purchase program for the purchase of up to an aggregate of $5 million of Class A common stock by Tiptree Financial and Michael Barnes.

•
Issued an aggregate of 1,711,173 shares of Class A common stock to limited partners of TFP in exchange for an aggregate of 611,570 TFP partnership units and the cancellation of 1,711,173 shares of Class B common stock, bringing Tiptree Financial’s direct and indirect ownership of the Company to 81%.

Third Quarter and First Nine Months 2015 Financial Overview
Consolidated Results
For the three months ended September 30, 2015, the Company reported after-tax net loss of $6.4 million compared with after tax net income of $8.0 million in the comparable period of 2014. For the nine months ended September 30, 2015, the Company reported after tax net income of $11.4 million compared with after tax net income of $15.7 million in the comparable period in 2014. The drivers of the year over year difference in the net loss were higher depreciation and amortization from new investment in real estate at Care, realized and unrealized losses on CLO subordinated note investments, lower distributions received on CLO subordinated notes due to sales of CLO subordinated notes in the second quarter of 2015, higher corporate expenses associated with our effort to improve our controls and financial reporting infrastructure, an increase in the provision for income taxes, the impact of the loss of income from discontinued operations due to our sale of PFG at the end of the second quarter, offset by improved profitability from the addition of Fortegra, growth in specialty finance volumes and margins and increased rental income in our real estate operations. In addition, in the three months ended September 30, 2014, there was a one-time gain of $7.9 million from the repayment of a loan to Care, which impacted the year over year comparison.
The Company’s total adjusted EBITDA was $4.9 million and $50.0 million in the three and nine months ended September 30, 2015, respectively, compared with total adjusted EBITDA of $15.0 million and $37.0 million in the three and nine months ended September 30, 2014, respectively. The key drivers of the change in Adjusted EBITDA were the same as those which impacted our loss from continuing operations. The smaller decline versus that reported for loss from continuing operations was primarily driven by the elimination of the period over period changes attributable to increased depreciation and amortization at our real estate segment and the purchase accounting impacts of Fortegra.

Management believes that adjusted EBITDA provides a supplementary metric to enhance investors’ understanding of the on-going earnings potential of the Company’s businesses and an indication of the Company’s ability to generate additional funds for re-investment in the combined businesses. As adjusted EBITDA is a Non-GAAP measure, it should be reviewed in conjunction with the Company’s GAAP results. See “Non-GAAP Financial Measures-EBIDTA and Adjusted EBITDA” below for further information relating to the Company’s adjusted EBITDA measure, including a reconciliation to GAAP net income.

Segment Results
Insurance and Insurance Services segment

The Company’s insurance and insurance services segment is comprised of its wholly-owned Fortegra subsidiary, which was acquired in December 2014. The financial information for the three and nine months ended September 30, 2014 previously reported in Fortegra’s filings with the SEC may not be comparable to financial information reported in this report due to purchase price accounting adjustments giving effect to the push-down accounting treatment of the acquisition. Prior year results in this segment have been reclassified to discontinued operations due to the sale of PFG.

Insurance and insurance services segment pre-tax income was $20.4 million in the nine months ended September 30, 2015, and $10.1 million for the three months ended September 30, 2015, an increase over the prior year operating result. Pre-tax income increased $3.8 million from the second quarter primarily due to improved volume in credit and warranty products.

Net revenues were $103.4 million for the nine months ended September 30, 2015. For the third quarter 2015, net revenues were $34.2 million. Adjusted for the impact of purchase accounting, net revenues were $84.0 million for the nine months ended September 30, 2015, essentially flat to prior year operating results, and $29.8 million for the third quarter 2015, flat to the previous year operating results.

Credit protection net revenues for the quarter ended September 30, 2015, were $17.4 million, a meaningful increase over the prior year operating results. Credit protection net revenues for the nine month period were $47.1 million or slightly higher than the previous year operating results. Cellphone warranty services net revenues for the third quarter were $9.0 million, a slight increase over the prior year operating results. Cell phone warranty products for the nine months ended September 30, 2015 were $25.4 million, down meaningfully from the prior year operating results. Improvement in specialty products helped close the gap in net revenues in the third quarter due to the competitive pressures in the cellphone warranty business. Specialty products net revenue for the third quarter were $1.3 million, up significantly from the prior year operating results, while specialty products net revenues year to date in 2015 were $4.1 million, nearly twice as much as the prior year operating results. Credit protection products and specialty products continue to provide opportunities for growth through a combination of expanded product offerings, new clients and geographic expansion in the latter case.

Operating expenses in the insurance and insurance services segment are composed of payroll and employee commissions and amortization expenses and other expenses. Segment operating expenses in the nine months ended September 30, 2015 were $83.0 million, a meaningful increase from the previous year costs. Operating expenses were $24.1 million in the third quarter, generally flat relative to prior year costs. The primary driver of the year over year increase in costs was attributable to higher depreciation and amortization expense attributable to amortization of the fair value attributed to the insurance policies and contracts acquired of $17.2 million for the nine months and $3.1 million for the quarter, partially offset by cost reduction efforts in the third quarter.

Insurance and insurance services segment adjusted EBITDA was $13.2 million for the three months ended September 30, 2015 and $30.5 million for the nine months ended September 30, 2015. See “—Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA” below for a reconciliation to GAAP net income.

Specialty Finance segment

Specialty Finance segment pre-tax income was $1.3 million for the third quarter of 2015, compared with a pre-tax net loss of $703.0 thousand for the third quarter of 2014. For the nine months ended September 30, 2015, the specialty finance segment pre-tax net income was $2.3 million, compared with a pre-tax net loss of $2.2 million for the prior year comparable period. The Luxury and Siena businesses benefited from an improving US economy. The key drivers of the increase were due both to higher volume in our mortgage origination business, including the impact from the acquisition of Reliance, which resulted in both higher funding volume and improved margins as a result of Reliance’s focus on higher margin FHA/VA and agency production and improved volume at Luxury. The improvement in Siena’s results were primarily the result of increased loan originations and higher utilization rates.

Specialty finance segment adjusted EBITDA was $1.6 million for the three months ended September 30, 2015 compared to a loss of $0.6 million in the prior year period. Specialty finance segment adjusted EBITDA was $2.9 million for the nine months ended September 30, 2015 compared to a loss of $1.8 million for the prior year period.

Real Estate segment

Care had a pre-tax net loss of $2.6 million for the third quarter of 2015, compared with pre-tax net income of $7.0 million in the third quarter of 2014. Care had a pre-tax loss of $8.8 million in the nine months ended September 30, 2015, compared with pre-tax income of $5.5 million in the nine months ended September 30, 2014. In the third quarter of 2014, Care recorded a gain of approximately $7.9 million on the repayment in full to Care of a loan that was secured by real property. Care did not have a similar gain in the third quarter of 2015. Additionally, Care made significant investments in senior housing properties and joint ventures during the latter part of 2014 and the first quarter of 2015. The increase in the number of properties generated higher rental and other income in 2015 compared with 2014, however the Company also incurred additional depreciation, amortization and interest expenses as a consequence of the growth in Care’s property portfolio.

Care had Adjusted EBITDA of $1.3 million for the third quarter of 2015 compared to $8.6 million in the comparable period of 2014 and $3.9 million of Adjusted EBITDA for the nine months ended September 30, 2015 compared to $10.2 million in the comparable period in 2014 primarily due to the repayment to Care of the Westside Loan. See “—Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA” below for a reconciliation to GAAP net income.

Asset Management

Pre-tax net income for the asset management segment was $2.1 million for the third quarter of 2015, compared with pre-tax net income of $2.3 million for the third quarter of 2014, a decrease of $201 thousand. Pre-tax net income for the nine months ended September 30, 2015 was $6.7 million, compared to $7.2 million in the prior year period. The principal reason for the decline was the reduction in CLO management fees, driven by a combination of amortized AUM and lower fees as described below.

Asset management segment adjusted EBITDA was $2.1 million for the three months ended September 30, 2015 compared to $2.3 million in the prior year period. Asset management segment adjusted EBITDA was $6.7 million for the nine months ended September 30, 2015 compared to $7.2 million for the prior year period. See “—Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA” below for a reconciliation to GAAP net income.

Net Income attributable to CLOs managed by the Company

Pre-tax net loss from the Company’s CLO business was $1.4 million for the third quarter of 2015, compared with pre-tax net income of $2.7 million in the third quarter of 2014. Pre-tax net income attributable to consolidated CLOs was $1.2 million in the nine months ended September 30, 2015 versus $14.5 million in the prior year period. The primary drivers of the decline in 2015 was attributable to realized and unrealized losses incurred on the Company’s holdings of CLO subordinated notes. The Company realized losses with the sale of its subordinated notes issued by Telos 2 and Telos 4 during the second quarter of 2015, which generated net cash proceeds of $39.7 million and tax losses of approximately $12.5 million. The unrealized loss in the third quarter of 2015 was due to the mark-to-market write-down in our CLO subordinated note holdings. The lower distributions from the subordinated notes in the third quarter of 2015 compared to the prior year is primarily due to our sales of CLO subordinated notes in the second quarter of 2015.

Corporate and Other

The Company’s corporate and other segment incorporates revenues from the Company’s investments in CLOs and tax exempt securities, income from the Company’s credit investment portfolio and net gains or losses from the Company’s corporate finance activity, including the interest rate and credit derivative risk mitigation transactions. Segment expenses include interest expense on the Fortress credit facility and head office payroll and other expenses.

Pre-tax loss from the corporate and other segment for the third quarter 2015 was $14.5 million compared to $3.8 million in the comparable period in 2014. Pre-tax loss from the corporate and other segment for the nine months ended September 30, 2015 was $31.6 million compared to $3.3 million for the comparable period in 2014. The primary driver of the loss in the third quarter and first nine months of 2015 was realized and unrealized net losses on CLO subordinated notes and increased corporate payroll and other expenses as the Company expanded its staff and other professional support as a result of its efforts to improve reporting and controls infrastructure.

Earnings Conference Call
Tiptree Financial will host a conference call on Tuesday, November 17, 2015 at 10:00 a.m. Eastern Time to discuss its third quarter 2015 financial results. A copy of our investor presentation for the third quarter 2015, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreefinancial.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreefinancial.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.
A replay of the call will be available from Tuesday, November 17, 2015 at 2:00 p.m. Eastern Time, until midnight Eastern on Tuesday, November 24, 2015. To listen to the replay, please dial 1-877-870-5176 (domestic) or 1-858-384-5517 (international), Passcode: 13624588.

About Tiptree
Tiptree is a diversified holding company engaged through its consolidated subsidiaries in a number of businesses and is an active acquirer of new businesses. Tiptree, whose operations date back to 2007, currently has subsidiaries that operate in five industries: insurance and insurance services, specialty finance, asset management and real estate. Tiptree’s principal investments are included in a corporate and others segment.

Forward-Looking Statements
This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,”

“target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Financial Inc.	As of
Consolidated Balance Sheets (GAAP) (in thousands except per share amounts)	September 30, 2015	December 31, 2014
	(Unaudited)	As adjusted
Cash and cash equivalents – unrestricted	$98,737	$52,987
Cash and cash equivalents – restricted	34,004	28,045
Trading assets, at fair value	33,817	30,235
Investments in available for sale securities, at fair value	192,387	171,128
Mortgage loans held for sale, at fair value	108,969	28,661
Investments in loans, at fair value	248,924	2,601
Loans owned, at amortized cost – net of allowance	57,395	36,095
Notes receivable, net	23,020	21,916
Accounts and premiums receivable, net	61,374	39,666
Reinsurance receivables	332,349	264,776
Investments in partially-owned entities	99	2,451
Real estate	207,393	131,308
Intangible assets	97,785	120,394
Other receivables	53,574	36,068
Goodwill	93,207	92,118
Other assets	89,717	36,875
Assets of consolidated CLOs	1,766,036	1,978,094
Assets held for sale	—	5,129,745
Total assets	$3,498,787	$8,203,163
Liabilities and Stockholders’ Equity
Liabilities:
Trading liabilities, at fair value	$24,602	$22,645
Debt	625,491	363,199
Unearned premiums	368,827	299,826
Policy liabilities	75,170	63,365
Deferred revenue	66,153	45,393
Deferred tax liabilities	22,219	45,925
Commissions payable	8,823	12,983
Other liabilities and accrued expenses	174,742	63,928
Liabilities of consolidated CLOs	1,725,241	1,877,377
Liabilities held for sale and discontinued operations	751	5,006,901
Total liabilities	$3,092,019	$7,801,542
Stockholders’ Equity:
Preferred stock	$—	$—
Common stock - Class A	35	32
Common stock - Class B	8	10
Additional paid-in capital	298,589	271,090
Accumulated other comprehensive income	594	(49)
Retained earnings	20,367	13,379
Total stockholders’ equity to Tiptree Financial Inc.	319,593	284,462
Non-controlling interests (including $71,952 and $90,144 attributable to Tiptree Financial Partners, L.P., respectively)	87,175	117,159
Total stockholders’ equity	406,768	401,621
Total liabilities and stockholders’ equity	$3,498,787	$8,203,163

Book Value Per Share - Tiptree Financial Inc.	September 30, 2015	December 31, 2014
Total stockholders’ equity of Tiptree Financial Inc.	$319,593	$284,462
Class A common stock outstanding	35,039	31,830
Class A book value per common share (1)	$9.12	$8.94
Note:
(1) See “—Tiptree Financial Inc. and the Company Book Value Per Share” below for further discussion of book value per common share.

Tiptree Financial Inc.
Consolidated Statements of Operations (GAAP)

(Unaudited, in thousands, except share and per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:		As adjusted		As adjusted
Net realized and unrealized gains (losses) on investments	$(2,342)	$9,274	$(2,427)	$10,034
Net realized and unrealized gains on mortgage pipeline and associated hedging instruments	(707)	(273)	245	(34)
Interest income	5,791	3,343	11,979	10,519
Net credit derivative losses	(166)	(786)	(700)	(2,307)
Service and administrative fees	29,565	—	77,037	—
Ceding commissions	11,515	—	31,600	—
Earned premiums, net	43,884	—	120,944	—
Gain on sale of loans held for sale, net	14,859	2,425	21,531	5,225
Loan fee income	2,844	1,476	6,125	2,885
Rental revenue	11,165	4,469	31,725	13,308
Other income	2,681	398	8,219	1,202
Total revenues	119,089	20,326	306,278	40,832
Expenses:
Interest expense	6,329	3,056	17,652	8,513
Payroll and employee commissions	30,156	7,670	73,926	20,682
Commission expense	30,891	—	71,346	—
Member benefit claims	7,955	—	23,774	—
Net losses and loss adjustment expenses	14,948	—	40,324	—
Professional fees	5,521	3,001	13,820	5,991
Depreciation and amortization expenses	10,034	1,733	36,857	5,063
Acquisition costs	—	—	1,349	—
Other expenses	15,391	2,731	39,464	7,746
Total expenses	121,225	18,191	318,512	47,995

Results of consolidated CLOs:
Income attributable to consolidated CLOs	15,576	14,476	50,272	47,174
Expenses attributable to consolidated CLOs	16,999	11,740	49,037	32,724
Net (loss) income attributable to consolidated CLOs	(1,423)	2,736	1,235	14,450
(Loss) income before taxes from continuing operations	(3,559)	4,871	(10,999)	7,287
Less: provision (benefit) for income taxes	2,829	(1,365)	962	(3,097)
(Loss) income from continuing operations	(6,388)	6,236	(11,961)	10,384

Discontinued operations:
Income from discontinued operations, net	—	1,807	6,999	5,283
Gain on sale of discontinued operations, net	—	—	16,349	—
Discontinued operations, net	—	1,807	23,348	5,283
Net (loss) income before non-controlling interests	(6,388)	8,043	11,387	15,667
Less: net (loss) income attributable to noncontrolling interests - Tiptree Financial Partners, L.P.	(1,661)	3,908	2,214	8,459
Less: net (loss) attributable to noncontrolling interests - Other	(174)	(150)	(257)	(742)
Net (loss) income available to common stockholders	$(4,553)	$4,285	$9,430	$7,950

Net (loss) income per Class A common share:
Basic, continuing operations, net	$(0.13)	$0.19	$(0.25)	$0.48
Basic, discontinued operations, net	—	0.05	0.54	0.13
Basic earnings per share	(0.13)	0.24	0.29	0.61

Diluted, continuing operations, net	(0.13)	0.19	(0.25)	0.48
Diluted, discontinued operations, net	—	0.05	0.54	0.13
Diluted earnings per share	$(0.13)	$0.24	$0.29	$0.61
Weighted average number of Class A common shares:
Basic	33,848,463	17,449,974	32,597,774	12,909,949
Diluted	33,848,463	17,449,974	32,597,774	12,909,949

Tiptree Financial Inc.
Segment Statements of Operations
(Unaudited, in thousands)

	Three Months Ended September 30, 2015
	Insurance and insurance services	Specialty finance	Real estate	Asset management	Corporate and other	Totals
Net realized and unrealized gains (losses) on investments	$(56)	$(51)	$(580)	$—	$(1,655)	$(2,342)
Net realized and unrealized gains on mortgage pipeline and associated hedging instruments	—	(707)	—	—	—	(707)
Interest income	1,350	2,374	25	—	2,042	5,791
Service and administrative fees	29,565	—	—	—	—	29,565
Ceding commissions	11,515	—	—	—	—	11,515
Earned premiums, net	43,884	—	—	—	—	43,884
Gain on sale of loans held for sale, net	—	14,859	—	—	—	14,859
Loan fee income	—	2,844	—	—	—	2,844
Rental revenue	—	(24)	11,189	—	—	11,165
Other income	1,733	53	926	(13)	(184)	2,515
Total revenue	87,991	19,348	11,560	(13)	203	119,089

Interest expense	1,735	1,217	1,828	—	1,549	6,329
Payroll and employee commissions	9,543	11,816	4,171	339	4,287	30,156
Commission expense	30,891	—	—	—	—	30,891
Member benefit claims	7,955	—	—	—	—	7,955
Net losses and loss adjustment expenses	14,948	—	—	—	—	14,948
Depreciation and amortization expenses	5,765	269	3,932	—	68	10,034
Other expenses	7,031	4,795	4,241	155	4,690	20,912
Total expense	77,868	18,097	14,172	494	10,594	121,225
Net intersegment revenue/(expense)	—	—	—	—	—	—
Net income attributable to consolidated CLOs	—	—	—	2,646	(4,069)	(1,423)
Pre-tax income (loss)	$10,123	$1,251	$(2,612)	$2,139	$(14,460)	$(3,559)
Less: Provision (benefit) for income taxes						2,829
Discontinued operations						—
Net income before non-controlling interests						$(6,388)
Less: net income attributable to noncontrolling interests from continuing operations and discontinued operations - Tiptree Financial Partners, L.P.						(1,661)
Less: net income attributable to noncontrolling interests from continuing operations and discontinued operations - Other						(174)
Net income available to common stockholders						$(4,553)

Tiptree Financial Inc.
Segment Statements of Operations
(Unaudited, in thousands)

	Three Months Ended September 30, 2014
	Insurance and insurance services	Specialty finance	Real estate	Asset management	Corporate and other	Totals
Net realized and unrealized gains (losses) on investments	$—	$1	$8,102	$—	$1,171	$9,274
Net realized and unrealized gains on mortgage pipeline and associated hedging instruments	—	(273)	—	—	—	(273)
Interest income	—	629	139	—	2,575	3,343
Service and administrative fees	—	—	—	—	—	—
Ceding commissions	—	—	—	—	—	—
Earned premiums, net	—	—	—	—	—	—
Gain on sale of loans held for sale, net	—	2,425	—	—	—	2,425
Loan fee income	—	1,476	—	—	—	1,476
Rental revenue	—	17	4,452	—	—	4,469
Other income	—	120	212	66	(786)	(388)
Total revenue	—	4,395	12,905	66	2,960	20,326

Interest expense	—	495	974	—	1,587	3,056
Payroll and employee commissions	—	3,151	1,773	366	2,380	7,670
Commission expense	—	—	—	—	—	—
Member benefit claims	—	—	—	—	—	—
Net losses and loss adjustment expenses	—	—	—	—	—	—
Depreciation and amortization expenses	—	142	1,591	—	—	1,733
Other expenses	—	1,197	1,564	215	2,756	5,732
Total expense	—	4,985	5,902	581	6,723	18,191
Net intersegment revenue/(expense)	—	(113)	—	—	113	—
Net income attributable to consolidated CLOs	—	—	—	2,856	(120)	2,736
Pre-tax income (loss)	$—	$(703)	$7,003	$2,341	$(3,770)	$4,871
Less: Provision (benefit) for income taxes						(1,365)
Discontinued operations						1,807
Net income before non-controlling interests						$8,043
Less: net income attributable to noncontrolling interests from continuing operations and discontinued operations - Tiptree Financial Partners, L.P.						3,908
Less: net income attributable to noncontrolling interests from continuing operations and discontinued operations - Other						(150)
Net income available to common stockholders						$4,285

Tiptree Financial Inc.
Segment Statements of Operation
(Unaudited, in thousands)

	Nine Months Ended September 30, 2015
	Insurance and insurance services	Specialty finance	Real estate	Asset management	Corporate and other	Totals
Net realized and unrealized gains (losses) on investments	$(56)	$(51)	$(696)	$—	$(1,624)	$(2,427)
Net realized and unrealized gains on mortgage pipeline and associated hedging instruments	—	245	—	—	—	245
Interest income	3,774	5,549	69	—	2,587	11,979
Service and administrative fees	77,037	—	—	—	—	77,037
Ceding commissions	31,600	—	—	—	—	31,600
Earned premiums, net	120,944	—	—	—	—	120,944
Gain on sale of loans held for sale, net	—	21,531	—	—	—	21,531
Loan fee income	—	6,125	—	—	—	6,125
Rental revenue	—	—	31,725	—	—	31,725
Other income	5,592	184	2,236	88	(581)	7,519
Total revenue	238,891	33,583	33,334	88	382	306,278

Interest expense	5,249	2,562	4,968	—	4,873	17,652
Payroll and employee commissions	29,626	20,060	12,223	1,151	10,866	73,926
Commission expense	71,346	—	—	—	—	71,346
Member benefit claims	23,774	—	—	—	—	23,774
Net losses and loss adjustment expenses	40,324	—	—	—	—	40,324
Depreciation and amortization expenses	24,977	515	11,265	—	100	36,857
Other expenses	23,146	8,192	13,640	492	9,163	54,633
Total expense	218,442	31,329	42,096	1,643	25,002	318,512
Net intersegment revenue/(expense)	—	—	—	—	—	—
Net income attributable to consolidated CLOs	—	—	—	8,219	(6,984)	1,235
Pre-tax income (loss)	$20,449	$2,254	$(8,762)	$6,664	$(31,604)	$(10,999)
Less: Provision (benefit) for income taxes						962
Discontinued operations						23,348
Net income before non-controlling interests						$11,387
Less: net income attributable to noncontrolling interests from continuing operations and discontinued operations - Tiptree Financial Partners, L.P.						2,214
Less: net income attributable to noncontrolling interests from continuing operations and discontinued operations - Other						(257)
Net income available to common stockholders						$9,430

Segment Assets as of September 30, 2015
Segment assets	$900,571	$206,928	$237,383	$2,706	$385,163	$1,732,751
Assets of consolidated CLOs						1,766,036
Assets held for sale						—
Total assets						$3,498,787

Tiptree Financial Inc.
Segment Statements of Operation
(Unaudited, in thousands)

	Nine Months Ended September 30, 2014
	Insurance and insurance services	Specialty finance	Real estate	Asset management	Corporate and other	Totals
Net realized and unrealized gains (losses) on investments	$—	$1	$7,378	$—	$2,655	$10,034
Net realized and unrealized gains on mortgage pipeline and associated hedging instruments	—	(34)	—	—	—	(34)
Interest income	—	1,849	1,504	—	7,166	10,519
Service and administrative fees	—	—	—	—	—	—
Ceding commissions	—	—	—	—	—	—
Earned premiums, net	—	—	—	—	—	—
Gain on sale of loans held for sale, net	—	5,225	—	—	—	5,225
Loan fee income	—	2,885	—	—	—	2,885
Rental revenue	—	34	13,274	—	—	13,308
Other income	—	212	598	224	(2,139)	(1,105)
Total revenue	—	10,172	22,754	224	7,682	40,832

Interest expense	—	950	2,930	—	4,633	8,513
Payroll and employee commissions	—	7,543	5,287	1,396	6,456	20,682
Commission expense	—	—	—	—	—	—
Member benefit claims	—	—	—	—	—	—
Net losses and loss adjustment expenses	—	—	—	—	—	—
Depreciation and amortization expenses	—	379	4,684	—	—	5,063
Other expenses	—	3,169	4,365	578	5,625	13,737
Total expense	—	12,041	17,266	1,974	16,714	47,995
Net intersegment revenue/(expense)	—	(301)	—	—	301	—
Net income attributable to consolidated CLOs	—	—	—	8,988	5,462	14,450
Pre-tax income (loss)	$—	$(2,170)	$5,488	$7,238	$(3,269)	$7,287
Less: Provision (benefit) for income taxes						(3,097)
Discontinued operations						5,283
Net income before non-controlling interests						$15,667
Less: net income attributable to noncontrolling interests from continuing operations and discontinued operations - Tiptree Financial Partners, L.P.						8,459
Less: net income attributable to noncontrolling interests from continuing operations and discontinued operations - Other						(742)
Net income available to common stockholders						$7,950

Segment Assets as of December 31, 2014
Segment assets	$767,914	$79,147	$179,822	$2,871	$65,570	$1,095,324
Assets of consolidated CLOs						1,978,094
Assets held for sale						5,129,745
Total assets						$8,203,163

Tiptree Financial Inc.
Non-GAAP Financial Measures
(Unaudited, in thousands)

Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA
In addition to the results of operations presented in accordance with GAAP, management uses EBITDA and Adjusted EBITDA on a consolidated basis and for each segment, which are non-GAAP financial measures. We believe that consolidated EBITDA and Adjusted EBITDA provide supplemental information useful to investors as it is frequently used by the financial community to analyze performance period to period, to analyze a company’s ability to service its debt and to facilitate comparison among companies. We believe segment EBITDA and Adjusted EBITDA provides additional supplemental information to compare results among our segments. EBITDA and Adjusted EBITDA are not a measurement of financial performance or liquidity under GAAP; therefore, EBITDA and Adjusted EBITDA should not be considered as an alternative or substitute for GAAP. Our presentation of EBITDA and Adjusted EBITDA may differ from similarly titled non-GAAP financial measures used by other companies. We define EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in our financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of our subsidiaries’ business operations, (ii) adjust for the effect of purchase accounting, (iii) add significant acquisition related costs and (iv) adjust for significant relocation costs.

Reconciliation from the Company’s GAAP net income to
Non-GAAP financial measures - EBITDA and Adjusted EBITDA
(Unaudited)
(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Year ended December 31,
	2015	2014	2015	2014	2014
Net income (loss) available to Class A common stockholders	$(4,553)	$4,285	$9,430	$7,950	$(1,710)
Add: net income attributable to noncontrolling interests - Tiptree Financial Partners, L.P.	(1,661)	3,908	2,214	8,459	6,791
Add: net income (loss) attributable to noncontrolling interests - Other	(174)	(150)	(257)	(742)	(497)
Less: net income from discontinued operations	—	1,807	23,348	5,283	(7,937)
(Loss) from Continuing Operations of the Company	$(6,388)	$6,236	$(11,961)	$10,384	$(3,353)
Consolidated interest expense	6,329	3,056	17,652	8,513	12,541
Consolidated income taxes	2,829	(1,365)	962	(3,097)	4,141
Consolidated depreciation and amortization expense	10,034	1,733	36,857	5,063	11,945
EBITDA for Continuing Operations	$12,804	$9,660	$43,510	$20,863	$25,274
Consolidated non-corporate and non-acquisition related interest expense(1)	(3,484)	(2,072)	(8,127)	(5,010)	(7,236)
Effects of Purchase Accounting related to the Fortegra acquisition(2)	(4,376)	—	(19,977)	—	(4,168)
Significant acquisition related costs(3)	—	—	1,349	—	6,121
Subtotal Adjusted EBITDA for Continuing Operations of the Company	$4,944	$7,588	$16,755	$15,853	$19,991

Income from Discontinued Operations of the Company(4)	$—	$1,807	$23,348	$5,283	$7,937
Consolidated interest expense	—	2,873	5,226	8,683	11,475
Consolidated income taxes	—	1,345	3,796	4,003	5,525
Consolidated depreciation and amortization expense	—	1,409	862	3,149	4,379
EBITDA for Discontinued Operations	$—	$7,434	$33,232	$21,118	$29,316
Significant relocation costs(5)	—	—	—	—	5,477
Subtotal Adjusted EBITDA for Discontinued Operations of the Company	$—	$7,434	$33,232	$21,118	$34,793

Total Adjusted EBITDA of the Company	$4,944	$15,022	$49,987	$36,971	$54,784

Notes:

(1)
The consolidated non-corporate and non-acquisition related interest expense subtracted from Adjusted EBITDA includes interest expense associated with asset-specific debt at subsidiaries in the insurance and insurance services, specialty finance, real estate and corporate and other segments. For the quarter ended September 30, 2015, interest expense for the asset-specific debt was $76.0 thousand for insurance and insurance services, $1.2 million for specialty finance, $1.8 million for real estate and $0.4 million for corporate and other, totaling $3.5 million. For the quarter ended September 30, 2014, interest expense for the asset-specific debt was $0.5 million for specialty finance, $1.0 million for real estate and $0.6 million for corporate and other, totaling $2.1 million. For the nine months ended September 30, 2015, interest expense for the asset-specific debt was $0.2 million for insurance and insurance services, $2.4 million for specialty finance, $5.0 million for real estate and $0.5 million for corporate and other, totaling $8.1 million. For the nine months ended September 30, 2014, interest expense for the asset-specific debt was $1.0 million for specialty finance, $2.9 million for real estate, and $1.1 million for corporate and other segments, totaling $5.0 million.

(2)
Tiptree’s purchase of Fortegra resulted in a number of purchase accounting adjustments being made as of the date of acquisition, which included setting deferred cost assets to a fair value of zero, modifying deferred revenue liabilities to their respective fair values, and recording a substantial intangible asset representing the value of the acquired insurance policies and contracts. Following the purchase accounting adjustments, for the quarter ended September 30, 2015, expenses associated with deferred costs were more favorably stated by $1.1 million and current period income associated with deferred revenues were less favorably stated by $5.5 million. For the nine months ended September 30, 2015, expenses associated with deferred costs were more favorably stated by $5.7 million and current period income associated with deferred revenues were less favorably stated by $25.7 million.Thus, the purchase accounting effect increased EBITDA by $4.3 million and $20.0 million in the quarter ended September 30, 2015 and the nine months ended September 30, 2015, respectively, above what the historical basis of accounting would have generated. The impact of purchase accounting has been reversed to reflect an adjusted EBITDA without the purchase accounting effect.

(3)
Significant acquisition related costs in connection with Care’s acquisition of the Royal Portfolio and Greenfield II Portfolio properties included taxes of $504 thousand, legal costs of $414 thousand and $431 thousand of other property acquisition expenses.

(4)
See Note 5—Dispositions, Asset Held for Sale and Discontinued Operations, in the accompanying consolidated financial statements contained in Tiptree Financial’s form 10-Q for the quarter ended September 30, 2015, for further discussion of discontinued operations.

(5)
Significant relocation costs for discontinued operations included expenses incurred in connection with the move of PFAS’s physical location from New Jersey to Philadelphia for the year ended December 31, 2014.

Segment EBITDA and ADJUSTED EBITDA - Three months ended September 30, 2015 and September 30, 2014 (Unaudited)

($ in thousands)	Segment EBITDA and ADJUSTED EBITDA - Three months ended September 30, 2015 and September 30, 2014
	Insurance and insurance services	Specialty finance		Real estate		Asset management		Corporate and other		Totals
	Three Months Ended September 30,	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
	2015	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014
Pre tax income/(loss)	$10,123	$1,251	$(703)	$(2,612)	$7,003	$2,139	$2,341	$(14,460)	$(3,770)	$(3,559)	$4,871
Add back:
Interest expense	1,735	1,217	495	1,828	974	—	—	1,549	1,587	6,329	3,056
Depreciation and amortization expenses	5,765	269	142	3,932	1,591	—	—	68	—	10,034	1,733
Segment EBITDA	$17,623	$2,737	$(66)	$3,148	$9,568	$2,139	$2,341	$(12,843)	$(2,183)	$12,804	$9,660

EBITDA adjustments:
Asset-specific debt interest	(76)	(1,167)	(495)	(1,828)	(974)	—	—	(413)	(603)	(3,484)	(2,072)
Fortegra purchase accounting	(4,376)	—	—	—	—	—	—	—	—	(4,376)	—
Significant acquisition expenses	—	—	—	—	—	—	—	—	—	—	—
Segment Adjusted EBITDA	$13,171	$1,570	$(561)	$1,320	$8,594	$2,139	$2,341	$(13,256)	$(2,786)	$4,944	$7,588

Segment EBITDA and ADJUSTED EBITDA - Nine Months Ended September 30, 2015 and September 30, 2014 (Unaudited)

($ in thousands)	Segment EBITDA and ADJUSTED EBITDA - Nine months ended September 30, 2015 and September 30, 2014
	Insurance and insurance services	Specialty finance		Real estate		Asset management		Corporate and other		Totals
	Nine Months Ended September 30,	Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,
	2015	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014
Pre tax income/(loss)	$20,449	$2,254	$(2,170)	$(8,762)	$5,488	$6,664	$7,238	$(31,604)	$(3,269)	$(10,999)	$7,287
Add back:
Interest expense	5,249	2,562	950	4,968	2,930	—	—	4,873	4,633	17,652	8,513
Depreciation and amortization expenses	24,977	515	379	11,265	4,684	—	—	100	—	36,857	5,063
Segment EBITDA	$50,675	$5,331	$(841)	$7,471	$13,102	$6,664	$7,238	$(26,631)	$1,364	$43,510	$20,863

EBITDA adjustments:
Asset-specific debt interest	(219)	(2,444)	(950)	(4,968)	(2,930)	—	—	(496)	(1,130)	(8,127)	(5,010)
Fortegra purchase accounting	(19,977)	—	—	—	—	—	—	—	—	(19,977)	—
Significant acquisition expenses	—	—	—	1,349	—	—	—	—	—	1,349	—
Segment Adjusted EBITDA	$30,479	$2,887	$(1,791)	$3,852	$10,172	$6,664	$7,238	$(27,127)	$234	$16,755	$15,853

Tiptree Financial Inc. and the Company
Book Value Per Share
(Unaudited, in thousands, except per share amounts)

Tiptree Financial’s book value per share was $9.12 as of September 30, 2015 compared with $8.94 as of December 31, 2014. Total stockholders' equity for the Company was $398.1 million as of September 30, 2015, which comprised total stockholders' equity of $406.8 million adjusted for $15.2 million attributable to non-controlling interest at subsidiaries that are not wholly owned by the Company, such as Siena, Luxury and Care, and net liabilities of $6.6 million wholly owned by Tiptree Financial Inc. Total stockholders' equity for the Company was $381.3 million as of December 31, 2014, which comprised total stockholders' equity of $401.7 million adjusted for $27.1 million attributable to non-controlling interest at subsidiaries that are not wholly owned by the Company and net liabilities of $6.7 million wholly owned by Tiptree Financial Inc. Additionally, the Company’s book value per share is based upon Class A common shares outstanding, plus Class A common stock issuable upon exchange of partnership units of TFP. The total shares as of September 30, 2015 and December 31, 2014 were 43.1 million and 41.6 million, respectively.

Tiptree Financial’s Class A book value per common share and the Company’s book value per share are presented below.

Book value per share - Tiptree Financial
(in thousands, except per share data)	September 30, 2015	December 31, 2014
Total stockholders’ equity of Tiptree Financial	$319,593	$284,462
Class A common stock outstanding	35,039	31,830
Class A book value per common share(1)	$9.12	$8.94

Book value per share - the Company
Total stockholders’ equity of the Company	$398,113	$381,300

Class A common stock outstanding	35,039	31,830
Class A common stock issuable upon exchange of partnership units of TFP	8,055	9,770
Total shares	43,094	41,600

Company book value per share	$9.24	$9.17
Notes:
(1) See Note 24—Earnings per Share, in the Form 10-Q for the quarter ended September 30, 2015, for further discussion of potential dilution from warrants.